ARTICLES OF INCORPORATION

                                       OF

                           QUICK & EASY SOFTWARE, INC.


The undersigned proposes to form a corporation under the laws of the State of Nevada, relating to private corporations, and to that end hereby adopts articles of incorporation as follows:

                                   ARTICLE ONE
                                      NAME

The  name  of  the  corporation  is  QUICK  &  EASY  SOFTWARE,  INC.

                                   ARTICLE TWO
                                    LOCATION

The registered office of this corporation is at 318 North Carson Street, Suite 214, City of Carson City, State of Nevada, 89701. The resident agent is State Agent and Transfer Syndicate, Inc.

                                  ARTICLE THREE
                                    PURPOSES

This  corporation  is  authorized  to carry on any lawful business or enterprise

                                  ARTICLE FOUR
                                  CAPITAL STOCK

The amount of the total authorized capital stock of this corporation is $25,000 as 25,000,000 shares each with a par value of one mil ($0.001). Such shares are non-assessable.

                                  ARTICLE FIVE
                                    DIRECTORS

The initial governing board of this corporation shall be styled directors and shall have one member. The name and address of the member of the first board of directors is:

                         Joe  Glenn
                         318  North  Carson  Street,  Suite  214
                         Carson  City  NV  89701

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                                   ARTICLE SIX
                         ELIMINATING PERSONAL LIABILITY

Officers and directors shall have no personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as an officer or director. This provision does not eliminate or limit the liability of an officer or director for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of distributions in violation of NRS 78.300.

                                  ARTICLE SEVEN
                                  INCORPORATORS

The name and address of the incorporater is: State Agent and Transfer Syndicate, Inc., 318 North Carson Street, Suite 214, Carson City, Nevada 89701.

                                  ARTICLE EIGHT
                               PERIOD OF EXISTENCE

The  period  of  existence  of  this  corporation  shall  be  perpetual.

                                  ARTICLE NINE
                     AMENDMENT OF ARTICLES OF INCORPORATION

The articles of incorporation of the corporation may be amended from time to time by a majority vote of all shareholders voting by written ballot in person or by proxy held at any general or special meeting of shareholders upon lawful notice.

                                   ARTICLE TEN
                                VOTING OF SHARES

In any election participated in by the shareholders, each shareholder shall have one vote for each share of stock he owns, either in person or by proxy as provided by law. Cumulative voting shall not prevail in any election by the shareholders of this corporation.


IN WITNESS WHEREOF the undersigned, STATE AGENT AND TRANSFER SYNDICATE, INC., for the purpose of forming a corporation under the laws of the State of Nevada, does make, file and record these articles, and certifies that the facts herein stated are true; and I have accordingly hereunto set my hand this day, February 23, 1999.

                              INCORPORATOR:


                              /s/  John  E.  Block
                              --------------------
                              John  E.  Block  for
                              State  Agent  and  Transfer  Syndicate,  Inc.

STATE  OF  NEVADA

COUNTY  OF  CARSON  CITY

On February 23, 1999, John E. Block personally appeared before me, a notary public, and executed the above instrument.



                              /s/  Kathy  C.  Mowry
                              ---------------------
                              SIGNATURE  OF  NOTARY




                            CERTIFICATE OF ACCEPTANCE
                        OF APPOINTMENT BY RESIDENT AGENT


State Agent and Transfer Syndicate, Incorporated hereby certifies that on February 23, 1999, we accepted appointment as Resident Agent for the above-named corporation in accordance with Sec. 78.090, NRS 1957.

IN  WITNESS  WHEREOF,  I  have  hereunto  set  my  hand  this February 23, 1999.



                              /s/  John  E.  Block  for
                              -------------------------
                              John  E.  Block  for
                              State  Agent  and  Transfer  Syndicate,  Inc.